Exhibit 10.15

STOCK PURCHASE AGREEMENT

by and between

WILSHIRE STATE BANK

and

OSB FINANCIAL SERVICES, INC.

and joined by

OSB DELAWARE FINANCIAL SERVICES, INC.

and

ORANGE SAVINGS BANK, SSB

Dated as of August 5, 2004

i

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of August, 2004, by and between WILSHIRE STATE BANK, a California state chartered bank (the “Purchaser”) and OSB FINANCIAL SERVICES, INC., a Texas corporation (the “Seller”), and joined in by OSB DELAWARE FINANCIAL SERVICES, INC., a Delaware corporation (the “Delaware Company”), and Orange Savings Bank, SSB, a Texas state savings bank (“OSB”).

W I T N E S S E T H:

WHEREAS, the Purchaser is a California state bank with its principal offices in Los Angeles, California;

WHEREAS, the Seller is a Texas corporation and registered bank holding company with its principal offices in Orange, Texas;

WHEREAS, the Seller owns all of the issued and outstanding shares of common stock of the Delaware Company;

WHEREAS, the Delaware Company is a Delaware corporation and registered bank holding company with its principal offices in Dover, Delaware;

WHEREAS, Seller indirectly owns, through the Delaware Company, all of the issued and outstanding shares of common stock of OSB, and all of the issued and outstanding shares of common stock (individually, a “Share,” and collectively, the “Shares”) of Orange Savings Bank of Texas, SSB, a Texas state savings bank with its principal offices located in Mauriceville, Texas (“OSBOT”);

WHEREAS, the Seller desires to cause the Delaware Company to sell the Shares for cash and the Purchaser desires to purchase the Shares from the Seller through the Delaware Company on the terms and conditions contained herein (the “Stock Acquisition”). Upon completion of the Stock Acquisition, the Purchaser shall be entitled to immediately engage in banking business in the State of Texas;

WHEREAS, the Stock Acquisition transaction contemplated by this Agreement is part of a series of integrated transactions by and among the Purchaser, the Seller, the Delaware Company, OSBOT and OSB, which other transactions include the affiliate merger of OSBOT with and into OSB with each of OSBOT and OSB surviving the merger (the “Affiliate Merger Transaction”), OSB’s establishment of branches at the former locations of OSBOT, the relocation by OSBOT of its domicile or main office to a location to be determined by the Purchaser in the city limits of Dallas, Texas, and the merger of OSBOT with and into Purchaser (the Affiliate Merger Transaction, the establishment of branches by OSB, and the relocation of the domicile or head office of OSBOT in the city limits of Dallas, Texas are herein described as the “Related Transactions”), which Related Transactions will be consummated in conjunction with the Closing (as herein defined) of the Stock Acquisition as well as any other transactions described in this Agreement; and

WHEREAS, the Delaware Company joins this Agreement and appoints the Seller to act on its behalf in consummating the Stock Acquisition Transaction.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties, intending to be legally bound, undertake, promise, covenant and agree with each other as follows:

ARTICLE I.
PURCHASE AND SALE OF THE SHARES

Section 1.01           Acquisition of the Shares. On the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase and the Seller hereby agrees to sell, convey, transfer and assign the Shares to the Purchaser, free and clear of all liens, security interests, pledges, encumbrances, buy-sell agreements, preemptive rights and adverse claims of every kind and character whatsoever.

Section 1.02           Purchase Price. As consideration for the sale of the Shares, the Purchaser shall pay the Seller the aggregate amount of $3,205,000 (the “Purchase Price”) in cash at the Closing, after consummation of the Related Transactions. At Closing, the Seller shall ensure that OSBOT has Retained Assets (as defined in Section 2.06) with a fair market value equal to $3,500,000, which shall include $500,000 in deposits made by the Purchaser or any of its related entities on or prior to the Closing Date (as defined below).

Section 1.03           Closing and Closing Date. The Stock Acquisition provided for in this Agreement shall be consummated at a closing (the “Closing”) to be held at a time and place mutually agreed upon by the Seller, and the Purchaser, which date (the “Closing Date”) shall be not later than ten (10) days following the receipt of all necessary regulatory, corporate and other approvals necessary for the consummation of the transactions contemplated in this Agreement and the Related Transactions (as required by Section 2.03 and Section 3.03 of this Agreement) and the expiration of any mandatory waiting periods.

Section 1.04           Actions to be Taken at the Closing by the Seller. At the Closing, after the consummation of the Related Transactions, the Seller shall execute and acknowledge (as appropriate) and deliver to the Purchaser such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to the Purchaser’s obligations to consummate hereunder):

A.            Certificates evidencing and representing the Shares, duly endorsed in blank or accompanied by stock powers executed in blank. The Shares shall be delivered to the Purchaser free and clear of any and all liens, pledges, security interests, encumbrances, buy-sell agreements, preemptive rights and adverse claims of every kind and character whatsoever.

B.            A certificate, dated as of the Closing Date, executed by the appropriate officers of the Seller, pursuant to which the Seller shall certify that all of the representations and warranties made in ARTICLE IV of this Agreement are true and correct in all material respects on and as of the Closing Date as if made on such date.

C.            Charter of OSBOT and authenticated copies of all corporate books and records, including, without limitation, the minute books and stock transfer records, and any other relevant authenticated documents of OSBOT.

D.            The written resignation of all executive officers and directors of OSBOT.

Section 1.05           Actions to be Taken at the Closing by the Purchaser. At the Closing, after the consummation of the Related Transactions, the Purchaser shall deliver to the Seller the Purchase Price for the Shares by one or more wire transfers.

Section 1.06           Further Assurances. At any time and from time to time after the Closing, at the request of any party to this Agreement arid without further consideration, any party so requested shall execute and deliver such other instruments and take such other actions as the requesting party may reasonably deem necessary or desirable in order to effect the transactions contemplated hereby.

ARTICLE II.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

All obligations of the Purchaser are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Purchaser.

Section 2.01           Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Seller in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing. The Seller shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Seller prior to or at the Closing.

Section 2.02           Proceedings and Documents. All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request, including certified copies of all resolutions authorizing this Agreement and the transactions contemplated herein.

Section 2.03           Governmental and Regulatory Approvals. The Purchaser and Seller shall have obtained all governmental and regulatory approvals and consents necessary for the consummation of the transactions described in this Agreement on terms and conditions satisfactory to the Purchaser. Such approvals include, without limitation, the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for the Purchaser to

acquire control of OSBOT and for OSBOT to move its domicile to Dallas, Texas and to engage in the business of banking at such location and any other location in Texas thereafter.

Section 2.04           Closing of the Related Transactions. OSB and OSBOT shall have executed an Agreement and Plan of Merger (the “Affiliate Merger Agreement”) substantially in the form attached hereto as Exhibit A and shall have obtained the approval of the Texas Savings and Loan Department (the “S&L Department”) for the Affiliate Merger Transaction contemplated therein. Furthermore, the Purchaser and Seller shall have obtained (or caused OSBOT to obtain, as applicable) the approval of the S&L Department for OSBOT to relocate its head office or domicile to a location in the city limits of Dallas, Texas, designated by the Purchaser and for the establishment of a branch of OSBOT at the former main office location. The Seller shall have caused OSB to obtain the approval of the S&L Department for the establishment of branches of OSB at the former offices of OSBOT. The Related Transactions shall have been consummated prior to the Closing of the transactions contemplated by this Agreement.

Section 2.05           No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement or the transactions contemplated hereby by any governmental authority or by any court, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or the transactions contemplated hereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of the Purchaser or OSBOT, except as contemplated by the Related Transactions, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or the transactions contemplated hereby, or (d) if this Agreement or the transactions contemplated hereby are consummated, subject the Purchaser or any officer, director, shareholder or employee of the Purchaser to criminal or civil liability. No action or proceeding before any court or governmental authority shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (d) above.

Section 2.06           Retained Assets. The assets of OSBOT on the Closing Date, after consummation of the Related Transactions, shall consist entirely of cash (collectively, “Retained Assets”) in an amount equal to $3,500,000, which shall include $500,000 in deposits made by the Purchaser or any of its related entities on or prior to the Closing Date.

ARTICLE III.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Seller:

Section 3.01           Compliance with Representations, Warranties and Agreements. All representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the

Closing. The Purchaser shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing.

Section 3.02           Proceedings and Documents. All actions, proceedings, instruments and documents required to effectuate this Agreement or incidental hereto shall be satisfactory in substance and form to the Seller, and the Seller shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including certified copies of all proceedings authorizing this Agreement and the transactions contemplated hereby.

Section 3.03           Governmental and Regulatory Approvals. The Purchaser and Seller shall have obtained all governmental and regulatory approvals and consents necessary for the consummation of the transactions described in this Agreement on terms and conditions satisfactory to the Seller. Such approvals include, without limitation, the approval of the Federal Reserve for the Purchaser to acquire control of OSBOT and for OSBOT to move its domicile to Dallas, Texas and to engage in the business of banking at such location and any other location in Texas thereafter.

Section 3.04           Closing of the Related Transactions. OSB and OSBOT shall have executed the Affiliate Merger Agreement substantially in the form attached hereto as Exhibit A and shall have obtained the approval of the Texas Savings and Loan Department (the “S&L Department”) for the Affiliate Merger Transaction contemplated therein. Furthermore, the Purchaser and Seller shall have obtained (or caused OSBOT to obtain, as applicable) the approval of the S&L Department for OSBOT to relocate its head office or domicile to a location in the city limits of Dallas, Texas, designated by the Purchaser and for the establishment of a branch of OSBOT at the former main office location. The Seller shall have caused OSB to obtain the approval of the S&L Department for the establishment of branches of OSB at the former offices of OSBOT. The Related Transactions shall have been consummated prior to the Closing of the transactions contemplated by the Agreement.

Section 3.05           Deposit. The Purchaser or any of its related entities shall have deposited $500,000 into a depository account at OSBOT.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations, warranties and covenants to the Purchaser on behalf of itself and of the Delaware Company as of the date of this Agreement and as of the Closing Date.

Section 4.01         Ownership of the Shares. The Seller represents and warrants that it is the sole shareholder of the Delaware Company, and that the Delaware Company is the sole record and beneficial owner of the Shares. The Delaware Company has good and marketable title to the Shares and, on the Closing Date, shall have the absolute right to sell, assign and transfer the Shares free and clear of all liens, security interests, pledges, encumbrances, buy-sell agreements, preemptive rights or adverse claims of any kind or character whatsoever. The Seller represents and warrants that upon delivery of the Purchase Price for the Shares in accordance with this Agreement, good and marketable title to such shares shall be delivered to the Purchaser.

Section 4.02           Organization and Qualification of the Delaware Company and the Seller. The Delaware Company is a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and is duly organized, validly existing and in good standing under the laws of the State of Delaware and all laws, rules and regulations applicable to bank holding companies. The Seller is a Texas corporation and a registered bank holding company under the BHCA, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules and regulations applicable to bank holding companies. Each of the Delaware Company and the Seller has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement.

Section 4.03           Organization and Qualification of the Bank. OSBOT is a Texas state savings bank, duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules and regulations applicable to Texas state savings banks. OSBOT has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated.

Section 4.04           Authority and Enforceability. The Seller has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.05           No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles or Bylaws of the Seller or OSBOT or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which any of the Seller or OSBOT is a party or by which any of the properties of the Seller or OSBOT may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof.

Section 4.06           Bank Capitalization. The entire authorized capital stock of OSBOT consists solely of 10,000,000 shares of common stock, par value $1.00 per share, of which 1,261,152 shares are issued and outstanding. There are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, OSBOT to (A) purchase or otherwise acquire any security of or equity interest in OSBOT or (B) issue any shares of, restricting the transfer of or otherwise relating to shares of OSBOT’s capital stock. All Shares have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the securities laws of the United States or any other applicable jurisdiction or in violation of the preemptive rights of any person.

Section 4.07           Compliance with Applicable Laws. OSBOT is not in material violation of its Articles or Bylaws, any applicable law, statute or regulation of any governmental agency, board, bureau or body relating to the conduct of its business and maintenance and operation of its properties or in violation or default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, any license or regulation of any governmental agency, or in material default under any indenture, mortgage, lease, agreement or other instrument under which OSBOT is obligated, which violation or default, respectively, would result in a continuing liability of OSBOT that will not be assumed by OSB as part of the Related Transactions.

Section 4.08           No Consents Necessary. Except for such consents and approvals as the Purchaser and the Seller shall attempt to obtain as described in Section 2.03 and Section 3.03 of this Agreement, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by the Seller of this Agreement and the delivery of the certificates representing the Shares.

Section 4.09           Filing of Tax Returns. OSBOT has filed or caused to be filed all tax returns required by law to be filed and has paid all taxes that OSBOT believes in good faith were due and payable before they have become delinquent. There is no proposed tax assessment against OSBOT. The amounts set up as provisions for current or deferred taxes on the financial statements are sufficient for the payment of all unpaid taxes (including any interest or penalties) of or on behalf of OSBOT applicable to the periods covered by the financial statements, and all years and periods prior thereto. No income tax liability of OSBOT has been asserted by the Internal Revenue Service or Texas Comptroller of Public Accounts for taxes in excess of those already paid.

Section 4.10           Books and Records. The minute books, stock certificate books and stock transfer ledgers of OSBOT, respectively, are complete and correct in all material respects, and there have been no transactions involving the business of OSBOT that were required to have been set forth therein and that have not been accurately so set forth.

Section 4.11           Regulatory Compliance. All reports, records and other documents or information required to be filed by OSBOT with any regulatory authority, including, without limitation, the FDIC, the S&L Department and the Internal Revenue Service, have been duly and timely filed, and all information and data contained in such reports, records or other documents is true, accurate and correct.

Section 4.12           Litigation; Lender Liability. Except as disclosed on Schedule 4.12, there is no action, lawsuit, claim, proceeding or investigation pending, or threatened against OSBOT or affecting OSBOT at law or in equity, or by or before any Federal, state, local or other governmental department, commission, board, agency or instrumentality, including without limitation any actions involving claims against OSBOT or its respective officers or directors. OSBOT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as disclosed on Schedule 4.12, OSBOT is not presently engaged in any legal action as a defendant against a claim or counterclaim and is not presently engaged in any legal action to recover moneys due to it or damages sustained by it other than as a plaintiff in the normal course of OSBOT’s business.

Section 4.13           Insurance. Set forth on Schedule 4.13 is an accurate and complete list of all policies of insurance, including fidelity and bond insurance, of the Seller and its subsidiaries.

Section 4.14           Undisclosed Liabilities. Except for those liabilities expressly retained by OSBOT under the Affiliate Merger Agreement, on the Closing Date, OSBOT will have no other liabilities, debts or other obligations.

Section 4.15           Environmental Compliance. There are no hazardous materials in, on, underneath or around any real property owned or leased by OSBOT. Neither the Seller, OSBOT nor OSB has received any report or notice from any third party indicating or suggesting that there exists, or may exist, hazardous materials in, on, underneath or around any real property owned or leased by OSBOT. Neither the Seller, OSBOT nor OSB has any knowledge of any notice of violations of the city, county, state, federal, building, zoning, fire, health codes or ordinances, or other governmental regulations filed or issued against any real property owned or leased by OSBOT.

Section 4.16           Employee Benefit Plans. After the Closing, the Purchaser shall have no liability to any person (including without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation) under or with respect to any Employee Benefit Plan of OSBOT. For purposes of this Agreement, the term “Employee Benefit Plans” means (i) all retirement and deferred compensation plans, including defined benefit, 401(k), savings, thrift, profit sharing, money purchase pensions, ESOP, Simplified Employee Pension and nonqualified deferred compensation plans (e.g., deferred bonus plans, elective deferral plans and supplemental executive plans), (ii) all welfare plans, including life, health, accident, Accidental Death & Dismemberment, dental, vision, disability (long and short term), hospitalization, cafeteria, sick pay policies, unemployment reimbursement other than under state law, and severance pay, (iii) retiree benefits, including medical benefits, (iv) employment agreements and independent contractor arrangements, and (v) stock option plans and (vi) other employee benefits including vacation policies, personal day and noncash arrangements.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 5.01 Organization and Qualification of the Purchaser. The Purchaser is a California state banking association and is duly organized, validly existing and in good standing under the laws of the State of California and all laws, rules and regulations applicable to California state banking associations. The Purchaser has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to carry out its obligations under this Agreement.

Section 5.02                                Authority and Enforceability. The Purchaser has full legal capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 5.03                                No Breach of Contract. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under the Articles or Bylaws of the Purchaser or of any material agreement, indenture, instrument, lien, charge, encumbrance or undertaking to which any of the Purchaser is a party or by which any of the properties of the Purchaser may be bound or affected, and does not cause any lien, charge or other encumbrance to be created or imposed upon any such properties by reason thereof.

Section 5.04                                No Consents Necessary. Except for such consents and approvals as the Purchaser and the Seller shall attempt to obtain as described in Section 2.03 and Section 3.03 of this Agreement, no consent, approval or order of any governmental or administrative board or body is required for the execution and delivery by the Purchaser of this Agreement and the payment of the Purchase Price for the Shares.

ARTICLE VI.
OBLIGATIONS AND COVENANTS OF THE SELLER

The Seller hereby covenants as set forth in this ARTICLE VI.

Section 6.01                                Best Efforts. The Seller shall promptly file or cause to be filed all necessary applications to obtain any necessary governmental or regulatory approvals for the transactions described in this Agreement and the Related Transactions, shall promptly respond to all requests for additional information requested in connection with such applications, shall use its best efforts to obtain such approvals in a timely manner, and shall perform or cause to be satisfied each covenant or condition specified in this Agreement to be performed or satisfied by the Seller.

Section 6.02                                Confidentiality. The Seller shall hold in confidence all information furnished to the Seller by the Purchaser, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement. In the event this Agreement is terminated, any and all copies of the books and records of the Purchaser received by the Seller shall be returned to the Purchaser.

Section 6.03                                Compliance with Transfer Requirements. On or before the Closing Date, the Seller shall take all necessary steps and proceedings to enable it to effect at the Closing a valid, indefeasible sale and transfer of the Shares to the Purchaser.

Section 6.04                                Information for Applications and Statements. The Seller shall promptly furnish or cause OSBOT to promptly furnish to the Purchaser, within fifteen (15) business days after the Purchaser’s request, all information concerning OSBOT required to be included in any application or filing to be made by the Purchaser to or filed by the Purchaser with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any related transactions during the pendency of this Agreement, and the Seller represents and warrants that, to the best of its knowledge, all information so furnished for such statements and applications shall be true and correct in all material respects. The Seller shall cause the Delaware Company, OSBOT and OSB to otherwise fully cooperate with the Purchaser in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 6.05                                Required Acts. Prior to the Closing, the Seller shall, and shall cause the Delaware Company and OSBOT to, unless otherwise permitted in writing by the Purchaser:

A.                              operate only in the ordinary course of business and consistent with past banking practices;

B.                                maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

C.                                timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

D.                               timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings; and

E.                                 withhold from each payment made to each of its employees the amount of all taxes required to be withheld therefrom and pay the same to the proper tax receiving authorities.

Section 6.06                           Prohibited Acts. Prior to the Closing, the Seller shall not permit the Delaware Company or OSBOT to, without the prior written consent of the Purchaser:

A.                              change OSBOT’s Articles or Bylaws or its authorized capital stock;

B.                                issue, reserve for issuance, grant, sell or authorize the issuance of any shares of OSBOT’s capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

C.                                terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss which, in any case or in the aggregate, would result in any continuing liability of OSBOT that will not be assumed by OSB or the Seller as part of the Related Transactions;

D.                               incur any liabilities, which would not be assumed by OSB under the Affiliate Merger Agreement; or

E.                                 engage in any conduct in violation of the terms and conditions of this Agreement.

Section 6.07                                Untrue Representations. The Seller shall promptly notify the Purchaser in writing if the Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in the Seller’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.08                                Litigation and Claims. The Seller shall promptly notify the Purchaser in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against OSBOT or affecting any of its properties, and the Seller shall promptly notify the Purchaser of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or threatened against OSBOT that questions or might question the validity of this Agreement or any actions taken or to be taken by the Seller pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby. As soon as possible after the closing, Seller agrees to take all such reasonable action and make such necessary filings in the appropriate courts to substitute OSB for OSBOT and to cause OSBOT to be dismissed with prejudice from any litigation cited on Schedule 4.12, provided, however, Seller and/or OSB shall have no obligation to take any action which, in the sole judgement of Seller’s counsel, would jeopardize Seller’s prospects for prevailing in such litigation.

ARTICLE VII.
OBLIGATIONS AND COVENANTS OF THE PURCHASER

The Purchaser hereby covenants as set forth in this ARTICLE VII:

Section 7.01                                Best Efforts. The Purchaser shall promptly file or cause to be filed all necessary applications to obtain any necessary governmental or regulatory approvals for the transactions described in this Agreement and the Related Transactions, shall promptly respond to all requests for additional information requested in connection with such applications, shall use its best efforts to obtain such approvals in a timely manner, and shall perform or cause to be satisfied each covenant or condition specified in this Agreement to be performed or satisfied by the Purchaser. In the event that it becomes necessary to obtain the approval of its shareholders, the Purchaser shall use its best efforts to obtain such approval.

Section 7.02                                Confidentiality. The Purchaser shall hold in confidence all information furnished to the Purchaser by the Seller, OSBOT and OSB, except as disclosure may be necessary to obtain any governmental or regulatory approvals of the transactions described in this Agreement. In the event this Agreement is terminated, any and all copies of the books and records of the Seller, the Delaware Company, OSBOT, and OSB received by the Purchaser shall be returned to Seller.

Section 7.03                                Information for Applications and Statements. The Purchaser shall promptly furnish to the Seller, OSBOT or OSB, within fifteen (15) business days after the date of any request, all information concerning the Purchaser required to be included in any application or filing to be made by the Seller, OSBOT or OSB to or filed by the Seller, OSBOT or OSB with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any related transactions during the pendency of this Agreement, and the Purchaser represents and warrants that, to the best of its knowledge, all information so furnished for such statements and applications shall be true and correct in all material respects. The Purchaser shall otherwise fully cooperate with the Seller, the Delaware Company, OSBOT and OSB in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement. The Purchaser shall provide copies of the non-public portion of the any regulatory applications to the Seller.

Section 7.04                                Untrue Representations. The Purchaser shall promptly notify the Seller in writing if the Purchaser becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any representation or warranty made in this Agreement or that results in the Purchaser’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 7.05                                Litigation and Claims. The Purchaser shall promptly notify the Seller of any legal action, suit or proceeding or judicial, administrative or governmental investigation pending or threatened against the Purchaser that questions or might question the validity of this Agreement or any actions taken or to be taken by the Purchaser pursuant hereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby.

Section 7.06                                Non Solicitation. For a period of two (2) years commencing as of the Closing Date, neither the Purchaser nor the Purchaser’s direct or indirect subsidiaries, nor the Purchaser’s successors-in-interest shall knowingly (i) directly solicit the banking business of any persons who are customers of OSBOT on the Closing Date, including, but not limited to, deposit products, except for general solicitation of banking business which is not specifically targeted to persons who are customers of OSBOT on the Closing Date, or (ii) recruit, hire, or attempt to recruit or hire, directly or by assisting others, any person who is, or within the preceding six (6) months was, an employee of OSBOT. Notwithstanding the foregoing, Purchaser may hire any person who was employed at OSBOT in any capacity other than as an officer, if and only, if such person voluntary seeks employment with Purchaser and Purchaser did not directly or indirectly attempt to recruit or hire such person.

Section 7.07                                Purchaser Deposit. On or prior to the Closing Date, the Purchaser or any of its related entities shall deposit $500,000 into a depository account at OSBOT.

ARTICLE VIII.
SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENT
AND OBLIGATIONS; INDEMNIFICATION

Section 8.01                                Survival.    The representations, warranties, obligations, covenants, indemnities and agreements of the Seller and the Purchaser contained in this Agreement shall survive the Closing Date and shall continue thereafter for a period of four (4) years, except for the representations and warranties contained in Section 4.01, Section 4.06, Section 4.09, Section 4.14 and Section 4.15 and the indemnities set forth in Section 8.02C (only with respect to employment related liabilities) which shall survive without limitation.

Section 8.02                                Indemnification by the Seller and OSB. The Seller and OSB agree, jointly and severally, effective as of the Closing and thereafter, to pay, and to indemnify, save, defend and hold harmless the Purchaser and each of its officers, directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, “Insiders”), from and against, and shall reimburse the Purchaser and its Insiders with respect to, any and all damages, liabilities, losses, obligations, actions, suits, disbursements, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs (including, without limitation, reasonable attorneys’ and expert witness’ fees, costs of investigation and court costs) of every kind (collectively, “Losses”), imposed on, incurred by or asserted against the Purchaser or its Insiders (or any of them) in any way relating to or arising from or out of:

A.                              a material breach of or in any statement, representation or warranty of the Seller contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby the result of which, either separately or in the aggregate, causes the Purchaser or its affiliates damage in an amount equal to or in excess of $10,000;

B.                                any legal, quasi-legal or administrative proceedings of any nature or kind involving the Seller, the Purchaser, Delaware Company, OSB or OSBOT based on (i) actions or omissions of the Seller, the Delaware Company, OSB or OSBOT occurring prior to the Closing Date, or (ii) circumstances relating to the Seller, the Delaware Company, OSB or OSBOT existing at the Closing Date;

C.                                any undisclosed and/or unforeseen liability of OSBOT (including, without limitation, any liability related to or arising from or out of any employment relationship of OSBOT) that actually or arguably existed prior to the Closing, whether or not such liability is assumed by OSB;

D.                               a material breach of any covenant of the Seller or the failure of the Seller to perform any material agreement, covenant or obligation of the Seller contained in this Agreement or in any other agreement or document executed pursuant to this Agreement;

E.                                 any liability arising out of the Affiliate Merger Agreement between OSBOT and OSB; and

F.                                 any liability arising out of an “Environmental Condition.” For purposes of this Agreement, “Environmental Condition” means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any enviromnental medium comprising or surrounding the real property and tangible personal property ever owned, leased or used by OSBOT prior to and as of the date of this Agreement, and immediately prior to effective time of the Stock Acquisition, whether or not yet discovered or foreseen, which gives rise to any monetary damage, loss, cost or expense or claim, demand or order for or imposing financial liability against Purchaser or OSBOT by any third party.

Section 8.03                                Indemnification by the Purchaser. The Purchaser hereby agrees, effective as of the Closing, to pay, and to indemnify, save and hold harmless the Seller and each of its Insiders and their respective heirs, successors and assigns from and against, and shall reimburse the Seller and its Insiders with respect to, any and all Losses imposed on, incurred by or asserted against the Seller or its Insiders (or any of them) in any way relating to or arising from or out of:

A.                              a material breach of or in any statement, representation or warranty of the Purchaser contained in this Agreement, or any schedule, certificate or other document delivered pursuant hereto or as part of the transactions contemplated hereby the result of which, either separately or in the aggregate, causes the Seller or its affiliates damage in an amount equal to or in excess of $10,000;

B.                                any legal, quasi-legal or administrative proceedings of any nature or kind involving the Purchaser based on actions or omissions occurring or circumstances existing before the Closing Date or any such proceedings involving OSBOT based on actions or omissions occurring or circumstances existing after the Closing Date; and

C.                                a material breach of any covenant of the Purchaser or the failure of the Purchaser to perform any material agreement, covenant or obligation of the Purchaser contained in this Agreement or in any other agreement or document executed pursuant to this Agreement,

Section 8.04                                Control of Litigation.

A.                              Promptly, or in any event within ten (10) calendar days (in the case of service of legal process) or within thirty (30) calendar days (in the case of any other claim), following receipt by any party to be indemnified under the provisions of this ARTICLE VIII (the “Indemnitee”) of notice of any action, suit, proceeding, claim, demand or assessment (each, an “Action”) against the Indemnitee that might give rise to a claim pursuant to Section 8.01, Section 8.02 or Section 8.03, the Indemnitee shall give written notice thereof to the party or parties obligated to provide such indemnification under the provisions of this ARTICLE VIII (collectively, the “Indemnitor”) indicating the nature of such claim, the basis therefor and the estimated amount thereof. Failure to give any notice provided hereunder shall in no way be deemed a forfeiture of any

Indemnitee’s rights to be indemnified hereunder; provided, however, if the Indemnitor shall have been prejudiced in any material respect by such failure so to notify the Indemnitor, the Indemnitor shall have the right to set off against any amounts payable or that become payable by the Indemnitor under this Agreement the amount by which the Indemnitor has been damaged as a result of the failure so to notify the Indemnitor. A claim for indemnity may, at the option of the Indemnitee, be asserted as soon as any claim has been asserted by a third party in writing, regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.

B.                                At any time after the Indemnitee gives notice to the Indemnitor of a claim being made against the Indemnitee for which a claim for indemnity is being asserted, to the extent that such claim is not being defended by any third party under the terms of any applicable insurance policy or policies, the Indemnitee shall permit the Indemnitor, at the option and expense of the Indemnitor, to assume the complete defense of such Action with full authority to conduct such defense and to settle or otherwise dispose of the same (except as hereinafter provided), and the Indemnitee will reasonably cooperate in such defense. In order to assume such defense, Indemnitor must notify Indemnitee in writing of its election to do so within ten (10) calendar days following receipt of notice of the claim from Indemnitee; in the event that Indemnitor does not so notify Indemnitee within such ten (10) calendar day period, Indemnitor shall be deemed to have elected not to assume such defense. After notice to the Indemnitee of the Indemnitor’s election to assume the defense of such Action as provided above, the Indemnitor shall be liable to the Indemnitee for such legal or other expenses subsequently incurred at the request of the Indemnitor by the Indemnitee in connection with the defense thereof.

C.                                The Indemnitor will not, in defense of any such Action, except with the consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include, as an unconditional term thereof, the release by claimant or plaintiff of Indemnitee from all claims and/or liability in respect thereof

D.                               As to those Actions with respect to which the Indemnitor does not elect to assume control of the defense, (i) the Indemnitee will afford the Indemnitor an opportunity to participate in such defense, at the Indemnitor’s own cost and expense; (ii) the Indemnitee will not settle or otherwise dispose of any of the same without the consent of the Indemnitor, which consent will not be unreasonably withheld; and (iii) the Indemnitor agrees to reasonably cooperate in such defense.

E.                                 The Indemnitor shall make payments to the Indemnitee, pursuant to the provisions hereof, with respect to Actions of third parties as follows: with respect to out-of-pocket expenses of the Indemnitee, on demand as incurred, and, with respect to amounts and fees owed to third parties, to the extent not paid directly to such third parties by the Indemnitor, on demand at the time of payment by the Indemnitee to such third party.

F.                                 The liability of the Indemnitor hereunder shall be subject to the following limitations:

(i)                                Subject to the provisions of 8.04E with respect to out-of-pocket expenses of Indemnitee, the Indemnitor shall pay claims hereunder when a claim against the Indemnitee or its Insiders has been established by a final judgment in litigation with a third party in which the Indemnitor has assumed the defense, or by a settlement with a third party consented to in writing by the Indemnitee; payment of other claims as to which the Indemnitee may contest its liability, or claims not involving third parties, shall be made when the dispute is settled either by litigation or consent;

(ii)                             payments for amounts due the Indemnitee or its Insiders hereunder shall be paid by either cash or cashier’s check; and

(iii)                          the Indemnitor shall not be liable for any claims covered by the indemnities under Section 8.01, Section 8.02 and Section 8.03 unless the Indemnitor has been notified of such claims pursuant to Section 8.04 within a period four (4) years from the Closing Date; provided, however, this provision shall not apply to claims under Section 4.01, Section 4.06, Section 4.09, Section 4.14 and Section 4.15 as to which notice may be given at any time.

ARTICLE IX.
TERMINATION AND ABANDONMENT

Section 9.01                                Right of Tennination. This Agreement and the transactions contemplated hereby may be teiminated and abandoned at any time prior to or at the Closing as follows, and in no other manner:

A.                              By the mutual consent of the Purchaser and the Seller.

B.                                By either the Seller or the Purchaser unless, prior to December 31, 2004, (i) the conditions precedent to such parties’ obligations specified in ARTICLE II and ARTICLE III, respectively, hereof have been met or waived in writing and (ii) the Closing shall have been consummated.

C.                                By either the Purchaser or the Seller if any of the transactions contemplated by this Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

D.                               By the Purchaser or Seller if either reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

E.                                 By the Purchaser, if the Seller fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Purchaser, or if any of the representations or warranties of the Seller contained herein or therein shall be inaccurate in any material respect.

F.                                 By the Seller, if the Purchaser fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from the Seller, or if any of the representations or warranties of the Purchaser contained herein or therein shall be inaccurate in any material respect.

G.                                By Purchaser, if Purchaser reasonably determines, in good faith, that an Environmental Condition exists which is reasonably likely to have a material adverse effect on the Purchaser or OSBOT.

Section 9.02                                Notice of Termination. The power of termination provided for by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 10.01 of this Agreement.

Section 9.03                                Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement.

Section 9.04                                Termination Fee. In the event that (i) this Agreement is terminated by the Purchaser or the Seller other than as permitted in Section 9.01 (such party referred to herein as the “Terminating Party”), or (ii) either the Purchaser or the Seller refuses to permit the consummation of the transactions contemplated by this Agreement within the time periods specified in Section 1.03 (such party referred to herein as the “Breaching Party”), then such Terminating Party or Breaching Party, as the case may be, shall, within three (3) business days following such termination, pay a termination fee to the other party in the amount of $100,000; provided, however, that in the event that the Seller is the Terminating Party or the Breaching Party, as the case may be, the termination fee shall be increased by the amount of any brokerage fees paid or payable by the Purchaser in connection with the transactions contemplated by this Agreement, which amount shall not exceed $20,000.

ARTICLE X.
MISCELLANEOUS

Section 10.01                          Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 10.01. All communications must be in writing and addressed as follows:

IF TO THE SELLER:

Mr. Darby Byrd

President

OSB Financial Services, Inc.
812 North 16th Street

Orange, Texas 77631

Telecopy: (409) 988-7759

IF TO THE PURCHASER:

Mr. Brian Cho

Wilshire State Bank

3200 Wilshire Boulevard

Los Angeles, California 90010-1302
Telecopy: (213) 427-6584

Section 10.02                          Entire Agreement. This Agreement is part of a series of integrated transactions between the parties hereto. This Agreement together with the other documents executed by the parties in connection with the Related Transactions shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought

Section 10.03                          GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

Section 10.04                     Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terns to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

Section 10.05         Attorneys’ Fees and Costs. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

Section 10.06         Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

Section 10.07         Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 10.08         Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense.

Section 10.09         Commissions. The Seller and the Purchaser agree and represent to each other that there are no commissions due to any broker or any other person relating to the transactions that are the subject of this Agreement, and each party hereto agrees to indemnify and hold harmless the other parties hereto from any commission due as a result of its actions with respect to this transaction.

Section 10.10         Binding Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties, provided, that the Purchaser may assign its rights under this Agreement to an affiliate or subsidiary.

Section 10.11         Time Is Of The Essence. With regard to all dates and time periods set forth or referred to in the Agreement, time is of the essence.

Section 10.12         Publicity. Prior to Closing, the Seller and the Purchaser agree to communicate with each other and cooperate with each other prior to any public disclosure of this transaction. The Purchaser and the Seller agree- that no public release or announcement concerning the twins of the transactions contemplated by this Agreement shall be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by law or any agreement to which any party is subject, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release announcement in advance of such issuance.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser, the Seller, the Delaware Company, and OSB have caused this Agreement to be executed as of the date first above written.

WILSHIRE STATE BANK,
a California state banking association

/s/ Brian Cho
Brian Cho,
Senior Vice President and Chief Financial Officer

OSB FINANCIAL SERVICES, INC.,
a Texas corporation

/s/ Darby Byrd
Darby Byrd,
President

JOINED BY:

OSB DELAWARE FINANCIAL
SERVICES, INC., a Delaware corporation

/s/ Darby Byrd
Darby Byrd,
President

ORANGE SAVINGS BANK, SSB, a Texas
state savings bank

/s/ Darby Byrd
Darby Byrd,
President and Chief Executive Officer

EXHIBIT A

AFFILIATE MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is made as of the      day of August 2004 by and between Orange Savings Bank, SSB, a Texas state savings bank located in Orange, Texas (“OSB”), and Orange Savings Bank of Texas, a Texas state savings bank located in Mauriceville, Texas (“OSBOT”).

W I T N E S S E T H:

A.            OSB is a Texas state savings bank duly organized and existing under the laws of the State of Texas, having its principal office in the City of Orange, County of Orange, State of Texas, with authorized capital stock consisting of 25,000 shares of common stock, par value $10.00 per share (the “OSB Stock”), all of which are issued and outstanding.

B.            OSBOT is a Texas state savings bank, duly organized and existing under the laws of the Texas, having its principal office in the City of Mauriceville, County of Orange, State of Texas, with authorized capital stock consisting of 10,000,000 shares of common stock, par value $1.00 per share (the “OSBOT Stock”), of which 1,261,152 shares are issued and outstanding;

C.            A majority of the Boards of Directors of each of OSB and OSBOT, pursuant to the authority given by and in accordance with the provisions of Section 92.351 of the Texas Finance Code (“Section 92.351”), have approved this Merger Agreement pursuant to which OSB and OSBOT shall be merged (the “Merger”) and have authorized the execution hereof; and

D.            As and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by OSB and OSBOT in order to consummate the Merger.

NOW, THEREFORE, in consideration of the premises, OSB and OSBOT hereby agree that OSB and OSBOT shall be merged on the following terms and conditions:

1.             Merger of OSB and OSBOT. At the Effective Time (as defined in Section 12 of this Merger Agreement), OSB and OSBOT shall be merged pursuant to the provisions of Section 92.351.

2.             Effects of the Merger. At the Effective Time, both OSBOT and OSB shall survive the Merger. At the Effective Time, all rights, title and interests to all real estate and other property owned by OSB and OSBOT, other than $3,500,000 in cash, which amount shall include $500,000 in deposits (the “Deposit”) made by Wilshire Bancorp, Inc., a California corporation, or any its related entities, and the charter, articles of association, bylaws and corporate records of OSBOT (collectively, the “Retained Assets”), shall be allocated to and vested in OSB without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, OSBOT shall retain solely the right, title and interests to the Retained Assets, with all other real estate and other property being allocated to and vested in OSB at the Effective Time. At the Effective Time, all liabilities and obligations of OSBOT (other than the Deposit) shall be allocated to OSB, and OSB shall be the sole obligor therefor and

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no other party to the Merger shall be liable therefor. At the Effective Time, OSB shall be obligated for the payment of the fair value of any shareholder of OSBOT or OSB who has complied with Article Five of the Texas Business Corporation Act for the recovery of the fair value of his shares.

3.             Title of Banks. The title of OSB will not change as a result of the Merger. The title of OSBOT will not change as a result of the Merger.

4.             Locations. At the Effective Time, (i) the existing principal office of OSB located at 812 North 16th Street, Orange, Texas, shall remain the principal office of OSB following the Merger, (ii) the existing principal office of OSBOT shall be relocated to 12300 Ford Road, Suite 348, Dallas, Texas 75234, (iii) the branches of OSB existing immediately prior to the Merger shall remain branches of OSB after consummation of the Merger, and (iv) the former location of the principal office and all of the branches of OSBOT existing immediately prior to the Merger will become branch offices of OSB.

5.             Articles of Association and Bylaws. The respective Articles of Association and Bylaws of OSBOT and OSB will not change as a result of the Merger.

6.             Directors and Officers. The officers and directors of OSBOT and OSB shall remain as the officers and directors for their respective entities following the Merger.

7.             Conversion of OSB Stock and OSBOT Stock. At the Effective Time, all shares of OSBOT Stock outstanding at the Effective Time shall remain outstanding and held by the holder thereof as of the Effective Time. At the Effective Time, all shares of OSB Stock outstanding at the Effective Time shall remain outstanding and held by the holder thereof as of the Effective Time.

8.             Shareholder Approval. This Merger Agreement shall be submitted for approval to the sole shareholder of OSB and to the sole shareholder of OSBOT by written consent. Upon approval by the sole shareholder of OSB and the sole shareholder of OSBOT, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 12 hereof.

9.             Conditions to Consummation of the Merger. All obligations of the parties under this Merger Agreement are subject to the receipt of all necessary regulatory approvals prior to the Effective Time.

10.           Termination. This Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the shareholder of OSB and OSBOT.

11.           Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholder of OSB or OSBOT, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time, whether before or after action thereon by

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the shareholder of OSB or OSBOT, by action of both OSB and OSBOT. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

12.           Effective Time. Subject to the terms and conditions specified in this Merger Agreement and upon satisfaction of all requirements of law, the Merger shall become effective at the opening of business on the date specified in the certificate of merger to be issued by the Texas Savings and Loan Department, such time being herein called the “Effective Time.”

13.           Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

14.           Governing Law. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

15.           Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to OSBOT title to and possession of any assets of OSB acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

16.           Assignment. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 16 shall be void and of no effect.

17.           Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

18.           Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money

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damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

19.           Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate.

20.           Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

21.           Binding Effect. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.

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IN WITNESS WHEREOF, OSB and OSBOT have caused this Merger Agreement to be executed by their duly authorized officers as of the date first written above.

ORANGE SAVINGS BANK, SSB

By:
Darby Byrd, President and Chief Executive Officer

ORANGE SAVINGS BANK OF TEXAS, SSB

By:
Darby Byrd, Chief Executive Officer

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SCHEDULE 4.12

LITIGATION

None